Exhibit 4.1.1

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 6, 2006

to the

INDENTURE

dated as of June 6, 2006

between

EDISON MISSION ENERGY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of June 6, 2006 (this “First Supplemental Indenture”), to the Indenture, dated as of June 6, 2006 (the “Original Indenture”), between EDISON MISSION ENERGY, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Company, to be issued in one or more series;

WHEREAS, Sections 2.2 and 7.1 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Notes of any series as permitted by Sections 2.2 and 7.1 of the Original Indenture;

WHEREAS, the Company (i) desires the issuance of a series of Notes to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Notes of such series; and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of said Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Notes, and in consideration of the acceptance of said Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

(a)           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)           The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)           For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

“Additional Notes” means additional 2013 Notes (other than the Initial Notes) issued under this First Supplemental Indenture in accordance with Section 2.1 hereof, and not in violation of any provision of the Original Indenture, as part of the same series as the Initial Notes.

“Applicable Premium” means, with respect to any 2013 Note on any redemption date, the greater of:

(a) 1.0% of the principal amount of the 2013 Note; or

(b) the excess of:

(i) the present value at such redemption date of (A) 100% of the principal amount of the 2013 Note at June 15, 2013, plus (B) all required interest payments due on the 2013 Note through June 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii) the principal amount of the 2013 Note, if greater.

“Initial Notes” shall have the meaning ascribed thereto in Section 2.1(a) hereof.

“Liquidated Damages” shall have the meaning ascribed thereto with respect to the 2013 Notes in the Registration Rights Agreement, dated as of June 6, 2006, between the Company and J.P. Morgan Securities, Inc., as representative of the several Purchasers of the Initial Notes (a copy of which has been furnished to the Trustee) or, in the case of Additional Notes, as set forth in one or more registration rights agreements between the Company and the parties named on the signature pages thereto.

“2013 Notes” shall have the meaning ascribed thereto in Section 2.1(a) hereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2013; provided, however, that if the period from the redemption date to June 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

ARTICLE II.

THE TERMS OF THE NOTES

SECTION 2.1       Terms of 7.50% Senior Notes due June 15, 2013.

(a)           There is hereby created one series of Notes designated: 7.50% Senior Notes due June 15, 2013 (the “2013 Notes”). In accordance with the provisions of Section 2.3 of the Original Indenture, the Trustee will, upon receipt of an Authentication Order, authenticate (i) 2013 Notes in an aggregate principal amount of $500,000,000 on the date hereof (the “Initial Notes”) and (ii) Additional Notes from time to time as permitted under the Original Indenture.

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(b)           Each of the 2013 Notes shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Notes in the form of Exhibit A to the Indenture.

SECTION 2.2       Interest and Principal; Liquidated Damages.

The 2013 Notes will mature on June 15, 2013 and will bear interest at the rate of 7.50% per annum. The Company will pay interest and Liquidated Damages, if any, on the 2013 Notes on each June 15 and December 15, beginning on December 15, 2006, to the holders of record on the immediately preceding June 1 or December 1. Interest on the 2013 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 6, 2006.

SECTION 2.3       Redemption.

The Company may redeem all or a part of the 2013 Notes at any time upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the 2013 Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of Holders of the 2013 Notes on the relevant record date to receive interest due on the relevant interest payment date.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1       Execution of Supplemental Indenture.

This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

SECTION 3.2       Concerning the Trustee.

The recitals contained herein and in the 2013 Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the 2013 Notes.

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SECTION 3.3         Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4       GOVERNING LAW.

THIS FIRST SUPPLEMENTAL INDENTURE AND EACH 2013 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

EDISON MISSION ENERGY

By:	/s/ Steven D. Eisenberg
	Name:	Steven D. Eisenberg
	Title:	Vice President and Associate
General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Frank McDonald
	Name:	Frank McDonald
	Title:	Vice President

EME - First Supplemental Indenture